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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements of GZA GeoEnvironmental Technologies, Inc. on Form S-8 (File No. 33-63940, File No. 33-75688 and File No. 333-24423) of our report dated May 10, 1999 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated May 10, 1999 relating to the financial statement schedule, which appears in this Form 10-K.





                                                     PRICEWATERHOUSECOOPERS LLP.


Boston, Massachusetts
May 26, 1999